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                                                                 EXHIBIT 99.8



FORM OF
 PROXY

                                                                           FRONT
[LOGO]
BOATMEN'S BANCSHARES, INC.

Dear Shareholder:

     A Special Meeting of shareholders of Boatmen's Bancshares, Inc. will be held at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri
63101, on Friday, December 20, 1996, at 10:00 a.m. At the Special Meeting, shareholders will act upon a proposal to approve the Agreement and Plan of Merger, dated as of August 29, 1996, as amended (the "Agreement"), among Boatmen's, NationsBank Corporation and NB Holdings Corporation, and the consummation of the transactions contemplated thereby, pursuant to which Boatmen's would be merged with and into NB Holdings Corporation, upon the terms and subject to the conditions set forth in the Agreement.

     It is important that your shares are represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please review the enclosed Joint Proxy Statement-Prospectus, complete the attached proxy form below, and return it promptly in the envelope provided.

                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
--------------------------------------------------------------------------------

     THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL ON THE REVERSE SIDE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

     The undersigned hereby ratifies and confirms all that said proxies, or any of them or their substitutes may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Joint Proxy Statement-Prospectus accompanying it.

                                          Dated                          1996
                                                 ----------------------,

                                          --------------------------------------

                                          --------------------------------------
                                          Please insert date of signing. Sign
                                          exactly as name appears at left. Where
                                          stock is issued in two or more names,
                                          all should sign. If signing as
                                          attorney, administrator, executor,
                                          trustee or guardian, give full title
                                          as such. A corporation should sign by
                                          an authorized officer and affix seal.
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                                                                            BACK
(LOGO)(R)
BOATMEN'S BANCSHARES, INC.

                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
--------------------------------------------------------------------------------

P R O X Y                 BOATMEN'S BANCSHARES, INC.
                       SPECIAL MEETING DECEMBER 20, 1996

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

     The undersigned shareholder of Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), appoints ________________________ and ________________________ , or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of Boatmen's which the undersigned is entitled to vote at the Special Meeting of shareholders of Boatmen's to be held at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, on Friday, December 20, 1996, at 10:00 a.m. and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

     1. Proposal to approve the Agreement and Plan of Merger, dated as of August 29, 1996, as amended (the "Agreement"), among Boatmen's, NationsBank Corporation and NB Holdings Corporation, and the consummation of the transactions contemplated thereby, pursuant to which Boatmen's would be merged with and into NB Holdings Corporation, upon the terms and subject to the conditions set forth in the Agreement.

        [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

     2. Any other matter that may be submitted to a vote of shareholders at the Special Meeting.

      (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)